CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services" and "Experts" and to the use of our report dated February 5, 2001, for International Equity Fund, Growth Equity Fund, Growth & Income Fund, Equity Index Fund, Social Choice Equity Fund, Managed Allocation Fund, Bond Plus Fund, Short-Term Bond Fund, High-Yield Bond Fund, Tax-Exempt Bond Fund and Money Market Fund which is incorporated by reference, in this Registration Statement (Form N-1A 333-21821) of TIAA-CREF Mutual Funds.



                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP

New York, New York
March 27, 2001